UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 25, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

304 Inverness Way South, Suite 365 Englewood, CO 80112 (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303) 597-8737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Special Meeting of Stockholders

On April 25, 2012, Texas Rare Earth Resources Corp. (the “Company”) held a special meeting of stockholders at 304 Inverness Way South, Suite 365, Englewood, Colorado 80112, at 10:00 a.m. (Mountain standard time).   Stockholders representing 28,595,989 shares or 78.23% of the shares of common stock authorized to vote (36,550,009) were present in person or by proxy, representing a quorum for the purposes of the special meeting.  The stockholders approved the following:

Proposal #1 – Approval of the reincorporation of the Company from the State of Nevada to the State of Delaware

To approve the Plan of Conversion pursuant to which the Company will cease to be a Nevada corporation and will become a Delaware corporation
For	Against	Abstain	Broker Non Vote
27,029,989	1,563,700	2,300	0

Pursuant to Nevada Revised Statutes, the approval of the Plan of Conversion required a vote of the majority of the outstanding voting securities of the Company.  The Plan of Conversion received the approval of 73.95% of the outstanding voting securities of the Company and therefore was approved by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: May 1, 2012	By:	/s/ Wm. Chris Mathers
Wm. Chris Mathers Chief Financial Officer